UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 8, 2018

Argos Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35443	56-2110007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4233 Technology Drive, Durham, North Carolina 27704
(Address of Principal Executive Offices) (Zip Code)

(919) 287-6300
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 8.01. Other Events.

On January 8, 2018, Argos Therapeutics, Inc. (the “Company”)  announced that, on January 6, 2018, it signed a Stock Purchase Agreement with Lummy (Hong Kong) Co., Ltd (“Lummy”) under  which the Company agreed to issue  and sell  to Lummy in a private financing 7,500,000 shares of the Company’s common stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) for an aggregate purchase price of $1,500,000.  The sale of the shares is expected to close on or prior to March 7, 2018. Lummy has agreed that, on the closing date, it will execute and deliver a lockup agreement under which it will agree not to sell, transfer or otherwise dispose of any shares of common stock of the Company for a period of 60 days from the closing date.  On the closing date, Lummy agreed to execute and deliver a lock-up agreement for a period not to exceed 60 days. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares sold pursuant to the Stock Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press release dated January 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argos Therapeutics, Inc.

Date: January 8, 2018	By:	/s/ Jeffrey D. Abbey
Jeffrey D. Abbey
President and Chief Executive Officer